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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 17, 2002




                                MGI PHARMA, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


          Minnesota                    0-10736                 41-1364647
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(State or other jurisdiction   (Commission file number)     (I.R.S. Employer
      of incorporation)                                    Identification No.)



         6300 West Old Shakopee Road, Suite 110, Bloomington, MN 55438
         -------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (952) 346-4700
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         MGI PHARMA, INC. (the "Company") reported its earnings for the quarter ended March 31, 2002 in a press release dated April 17, 2002. The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

         Also on April 17, 2002, the Company and HELSINN HEALTHCARE SA announced in a joint press release that preliminary analysis of the pivotal Phase 3 trials of their investigational agent palonosetron shows that palonosetron met the 24-hour complete response primary efficacy endpoint. In addition, the complete response rate for the 24-120 hour (days 2 through 5) time period favored palonosetron over the comparator agents, which are currently marketed 5-HT3 antagonists. The companies confirmed that submission of the New Drug Application for palonosetron in the U.S. is planned to occur in the third quarter of 2002. The press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

         On April 17, 2002 the Company announced in a press release that it has stopped its Phase 3 trial of irofulven in advanced-stage, gemcitabine-refractory pancreatic cancer patients. The Company indicated that it will continue its broad development program aimed at other tumor targets. The press release is filed as Exhibit 99.3 to this report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS.

99.1     Press Release, dated April 17, 2002, regarding first quarter results.

99.2     Press Release, dated April 17, 2002, regarding palonosetron.

99.3     Press Release, dated April 17, 2002, regarding irofulven.

                                      -2-
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


April 17, 2001                           MGI PHARMA, INC.



                                         By: /s/ William C. Brown
                                             ------------------------------
                                             William C. Brown
                                             Chief Financial Officer

                                      -3-
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                                  EXHIBIT INDEX


99.1     Press Release, dated April 17, 2002, regarding first quarter results.

99.2     Press Release, dated April 17, 2002, regarding palonosetron.

99.3     Press Release, dated April 17, 2002, regarding irofulven.